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                                                                EXHIBIT 4.1

                              DYNATECH CORPORATION
                    SUBSCRIPTION WARRANT FOR RIGHTS OFFERING
                   FOR HOLDERS OF RECORD AS OF APRIL 20, 2000

   Dynatech Corporation ("Dynatech") is conducting a rights offering (the "Rights Offering"), which entitles the holders of shares of Dynatech's common stock (the "Common Stock"), as of the close of business on April 20, 2000 (the "Record Date") to receive 0.389 rights (each, a "Right") for each share of Common Stock held of record on the Record Date. Holders of Rights are entitled to subscribe for and purchase one share of Common Stock for each one whole Right (the "Basic Subscription Privilege") at a subscription price of $4.00 per share (the "Subscription Price"). If any shares of Common Stock are not purchased by holders of Rights pursuant to the Basic Subscription Privilege, any holder exercising its Basic Subscription Privilege in full may purchase an additional number of available Shares, if so specified in such holder's subscription documents, subject to proration (the "Oversubscription Privilege"). No fractional Rights or cash in lieu thereof will be issued or paid. If the number of shares of Common Stock held on the Record Date would result in the receipt of fractional Rights, the number of Rights issued to such holder is being rounded down to the nearest whole number. As a result, Dynatech shareholders that held of record fewer than three shares on the Record Date are not eligible to purchase shares in this Rights Offering. Set forth above is the number of shares of Common Stock held by the holder of Rights as of the Record Date, and the number of whole shares to which such holder is entitled to subscribe pursuant to the Basic Subscription Privilege (rounded down, if applicable, to the nearest whole share).

   For a more complete description of the terms and conditions of the Rights Offering, please refer to the Prospectus dated June 1, 2000 (the "Prospectus"), which is incorporated herein by reference. Copies of the Prospectus are available upon request from Mackenzie Partners, Inc. (toll free 1 (800) 322-
2885).

   This Subscription Warrant (or a Notice of Guaranteed Delivery) must be received by Equiserve Trust Company, N.A. together with payment in full of the subscription price by 5:00 p.m. New York City time, on or before June 19, 2000, unless the subscription period for this Rights Offering is extended in the sole discretion of the Company (the "Expiration Date"). Any Rights not exercised prior to the Expiration Date will be null and void. Any subscription for shares of Common Stock in this Rights Offering made hereby is irrevocable.

   The Rights represented by this Subscription Warrant may be exercised by duly completing Form 1 and, if you are exercising Rights through your bank or broker, Form 2 on the rear of this Subscription Warrant. Rights holders are advised to review the Prospectus and instructions, copies of which are available from Mackenzie Partners, Inc., before exercising their Rights.

   Rights holders should be aware that if they choose to exercise only part of their Rights, they may not receive a new Subscription Warrant in sufficient time to exercise the Rights evidenced thereby.

                      SUBSCRIPTION PRICE: $4.00 PER SHARE

                                                 Warrant No.: _______________

                                                 Record Date Shares: ________

                                                 No. of Rights issued: ______

                                                 Shares Eligible to
                                              Subsidiaries: _________________
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                                     FORM 1
                      (on reverse of Subscription Warrant)

   EXERCISE AND SUBSCRIPTION: The undersigned hereby irrevocably exercises one or more Rights to subscribe for shares of Common Stock as indicated below, on the terms and subject to the conditions specified in the Prospectus, receipt of which is hereby acknowledged.

    (a) Number of whole shares subscribed for pursuant to the Basic Subscription Privilege:

                ______________ Rights x $4.00 = $______________.
           (One whole Right is required to subscribe for each share.)

    (b) Number of whole shares subscribed for pursuant to the Oversubscription
Privilege:

                    ______________ x $4.00 = $______________.


     (c) Total subscription payment (sum of payment amounts on lines (a) and (b)) = $______________ total payment.*

     METHOD OF PAYMENT (CHECK AND COMPLETE APPROPRIATE BOXES):

         [ ] Check, bank draft, or U.S. postal money order payable to "Equiserve
             Trust Company, N.A., as Subscription Agent"

         [ ] Wire transfer. If you desire to make payment by wire transfer, you must contact Equiserve Trust Company, N.A. at (781) 575-3120 to receive a Wire Authorization Form.


     (d) If the Rights being exercised pursuant to the Basic Subscription Privilege do not constitute all of the Rights represented by the Subscription Warrants (check only one).

    [_] Deliver to the undersigned a new Subscription Warrant evidencing the remaining Rights to which the undersigned is entitled.

    [_]    Do not deliver any new Subscription Warrants to me.

  (e)[_] Check here if Rights are being exercised pursuant to the Notice of Guaranteed Delivery delivered to the Subscription Agent prior to the date hereof and complete the following:

   Name(s) of Registered Holder(s) ________________________________________

   Window Ticket Number (if any) __________________________________________

   Date of Execution of Notice of Guaranteed Delivery _____________________

   Name of Institution Which Guaranteed Delivery __________________________

* If the aggregate subscription payment enclosed or transmitted is insufficient to purchase the total number of shares included in lines (a) and (b), or if the number of shares being subscribed for is not specified, the Rights holder exercising this Subscription Warrant shall be deemed to have subscribed for the maximum amount of shares that could be subscribed for upon payment of such amount. If the number of shares to be subscribed for pursuant to the Oversubscription Privilege is not specified and the amount enclosed or transmitted exceeds the aggregate Subscription Price for all shares represented by this Subscription Warrant (the "Subscription Excess"), the Rights holder exercising this Subscription Warrant shall be deemed to have exercised the Oversubscription Privilege to purchase, to the extent available, that number of whole shares of Common Stock equal to the quotient obtained by dividing the Subscription Excess by the Subscription Price, subject to proration as described in the Prospectus. To the extent any portion of the aggregate Subscription Price enclosed or transmitted remains after the foregoing procedures, such funds shall be mailed to the subscriber without interest or deduction as soon as practicable.

   Subscriber's Signature _______________  Telephone No. (   ) ___________

                                     FORM 2
                      (on reverse of Subscription Warrant)

   TO EXERCISE RIGHTS THROUGH YOUR BANK OR BROKER: Rights represented by this Subscription Warrant are hereby assigned to (please print in full name and address and Taxpayer Identification Number or Social Security Number of transferee):

   Number of Rights being exercised: ______________________________________

   Name of beneficial owner and Taxpayer Identification Number or Social Security Number:

   ________________________________________________________________________

   Address: _______________________________________________________________

   Signature(s) of Transferor(s) __________________________________________

   Signatures Guaranteed by: ______________________________________________


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